                                                             EXHIBIT 4(ii)(f)(4)

================================================================================



                                 TRUST INDENTURE




                 Relating to United States Government Guaranteed
                           Ship Financing Obligations




                                     Between




                             CAPE COD LIGHT, L.L.C.,

                                                   Shipowner

                                       And


                              THE BANK OF NEW YORK,

                                                   Indenture Trustee



                             Dated October 16, 2000


================================================================================

                                 TRUST INDENTURE

                               SPECIAL PROVISIONS

         THIS TRUST INDENTURE, dated October 16, 2000 (the "Indenture"), between
(i) Cape Cod Light, L.L.C., a Delaware limited liability company (the "Shipowner"), and (ii) The Bank of New York, a New York banking corporation (the "Indenture Trustee").

                                    RECITALS

         WHEREAS, pursuant to the understandings set forth in the Security Agreement, the Shipowner has authorized the issuance of certain Obligations pursuant to this Indenture, with the aggregate principal amount of the Obligations not to exceed $38,500,000 to finance the cost of construction of the Vessel; and

         WHEREAS, the Secretary, on behalf of the United States, has agreed to Guarantee the payment of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Obligations under the provisions of Title XI of the Act, and has authorized the Indenture Trustee to cause the Guarantees to be imprinted on the Obligations pursuant to the Authorization Agreement.

         NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, of the purchase of the Obligations by the Holders thereof, and of other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, and for the equal and proportionate benefit of all the present and future Holders of the Obligations, parties hereto agree as follows:

         1. Incorporation of General Provisions. This Indenture shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1, and they shall be treated as one instrument. In the event of a conflict, the terms of the Special Provisions shall prevail.

         2.       The Obligations.

         (a) The Obligations issued hereunder shall be designated "United States Government Ship Financing Bonds, 2000 Series", shall be in the maximum principal amount of $38,500,000, and shall be issued in the form of the Obligation set forth in Exhibit 2 hereto.

         (b) The denominations of the Obligations shall be in integral multiples of $1,000.

         (c) The Shipowner shall at all times cause to be maintained in the City of New Orleans, State of Louisiana, an office or agency for the purposes specified in Section 5.03 of this Indenture.

         (d) The Indenture Trustee shall at all times have its Corporate Trust Office in the City of New York, State of New York.

         3. Additions, Deletions, and Amendments to Exhibit 1. The following additions, deletions, and amendments are hereby made to Exhibit 1 to this Indenture:

         (a)      Concerning Section 2.01.

                  Section 2.01(c) is hereby amended by inserting the words, "holding Obligations in an aggregate principal amount of $1,000,000 or more," on the fourth line after "request of an Obligee" and prior to "received by the Indenture Trustee".

         (b) Concerning Notice of Stated Maturity and Sinking Fund Payment Dates. Article II of Exhibit 1 hereto is hereby amended by adding a new Section
2.11 as follows:

                           "Section 2.11. Notice of Stated Maturity and
                  Mandatory Sinking Fund Payment Dates. (a) In the event the Delivery Date shall occur prior to April 15, 2002, the interest payment dates, mandatory sinking fund payment dates and State Maturity of the Obligations shall be reset to fall on the semiannual anniversary of the Delivery Date in the case of the interest payment dates and the mandatory sinking fund payment dates and on the twenty-fifth anniversary of the Delivery Date in the case of the Stated Maturity. Not more than 30 days after the Delivery Date, a notice indicating (i) the Delivery Date, (ii) the interest payment dates, (iii) the mandatory sinking fund payment dates, (iv) the date fixed as the Stated Maturity of the Obligations shall be given by or on behalf of the Shipowner or, at the Shipowner's or at the Secretary's written request (provided, that the Indenture Trustee shall have received such request not more than 20 days after the Delivery Date), by the Indenture Trustee in the name and at the expense of the Shipowner by mailing a copy of such notice, by first class mail, postage prepaid, to each Holder of an Outstanding Obligation at his last address appearing on the Obligations Register.

                           (b) Each Obligation issued by the Shipowner and
                  authenticated and delivered by the Indenture Trustee subsequent to the date of any notice referred to in this
                  Section 2.11 shall be appropriately legended by the Indenture Trustee, in the name and at the expense of the Shipowner, to reflect the matters set forth in such notice."

         (c)      Concerning Section 3.02.

                           (i) Section 3.02(b) is hereby amended by deleting the
                  first sentence thereof and substituting it with the following:

                           "Obligations optionally redeemed by the Shipowner or
                  purchased or otherwise acquired by the Shipowner and delivered in accordance with terms of the Indenture to the Trustee for cancellation shall be applied at 100% of the principal amount thereof pro rata to succeeding mandatory sinking fund redemptions and at maturity."

                           (ii) Section 3.02(c) is hereby amended by deleting it in its entirety and inserting the following in lieu thereof: "(c) [Intentionally Omitted.]"

         (d) Concerning Section 3.03. Section 3.03 is hereby amended by deleting it in its entirety and substituting the following therefor:

                           "(a)  At its option, the Shipowner may redeem the
                  Obligations, in whole or in part, at any time after April 14, 2001, at a Redemption Price equal to 100% of the principal amount being so redeemed, together with the interest accrued thereon, plus the Make Whole Premium. The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem.

                           (b) The Shipowner shall bear the costs of the Indenture Trustee directly associated with the calculation of the Make Whole Premium as defined and described in the Obligations."

         (e) Concerning Section 3.07. Section 3.07 is hereby amended by inserting the words "from each Holder" on the third line after "redeemed" and prior to "by multiplying" and deleting the words "each Holder of an Outstanding Obligation is owed" on the fourth line and substituting in lieu thereof the words "of Outstanding principal amount of Obligations held by such Holder".

          (f) Concerning Section 7.04. Section 7.04 is hereby deleted in its entirety and replaced with the following:

                           "Section 7.04. Compensation, Expenses and
                  Indemnification of Indenture Trustee. The Shipowner shall (1) pay the Indenture Trustee such compensation as may be agreed upon by the Shipowner and the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses) incurred in accepting the trusts created hereunder and in connection with the administration of such trusts; and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense (including counsel fees and expenses) which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust. The rights of the Indenture Trustee under this Section 7.04 shall survive the resignation or removal of such Indenture Trustee or the satisfaction and discharge of the Indenture."

         (g) Concerning Section 8.01. Section 8.01 is hereby amended by deleting the phrase "on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary," contained on the ninth and tenth lines thereof.

         (h) Concerning Registered and Beneficial Ownership of the Obligations; Legends.

                           (i)   Each issue of Obligations shall be issued
initially in the form of one permanent global Obligation, as the case may be, in definitive, fully registered form without interest coupons (the "Global Obligation"). Except as provided in paragraph (iii) below, owners of beneficial interests in the Global Obligation ("Obligation Owners") will not be entitled to receive separate certificated Obligations ("Definitive Obligations") and will not be considered the Holders thereof. The Global Obligation shall be deposited with the Depository Trust Company ("DTC") or the Indenture Trustee, as custodian for DTC, registered in the name of DTC or a nominee of DTC, and duly executed by the Shipowner and authenticated by the Indenture Trustee as provided in the Indenture, and DTC or such nominee of DTC shall be the sole Holder for purposes of this Indenture until the Global Obligation becomes exchangeable for Definitive Obligations in accordance with paragraph (iii)(2) below. The Global Obligation shall bear such legend as DTC may require.

                           (ii)  Members of, or participants in, DTC shall have
no rights under the Indenture with respect to the Global Obligation held on their behalf by DTC or by the Indenture Trustee as the custodian of DTC or under such Global Obligation, and DTC may be treated by the Shipowner, the Indenture Trustee and any agent of the Shipowner or the Indenture Trustee as the absolute owner of such Global Obligation for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Shipowner, the Indenture Trustee or any agent of the Shipowner or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in the Global Obligation.


                           (iii) (1) The transfer and exchange of the Global
Obligation or beneficial interests therein shall be effected through DTC or the Indenture Trustee, as the custodian for DTC, in accordance with the Indenture.

                                 (2) The Global Obligation shall be exchangeable
for Definitive Obligations registered in the names of Obligation Owners only if any of the following events shall have occurred: (1) DTC notifies the Shipowner that it is unwilling or unable to continue as depositary for such Global Obligation or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered in order to act as depositary, and a successor depositary is not appointed by the Shipowner within 90 days thereafter, (2) the Shipowner or the Indenture Trustee elects to terminate DTC's service or the book entry system,
(3) the Secretary assumes the Obligations, or (4) the Secretary instructs the




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


Shipowner and the Indenture Trustee to terminate the Letter of Representations dated October 11, 2000, between the Shipowner and the Indenture Trustee and accepted by DTC.

                                 (3) Any Global Obligation that is exchangeable
for Definitive Obligations registered in the name of the Obligation Owners pursuant to this paragraph (iii) shall be surrendered by DTC to the Indenture Trustee to be so exchanged, without charge, and the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver, upon such exchange of such Global Obligation, an equal aggregate principal amount of Definitive Obligations of authorized denominations. Definitive Obligations issued in exchange for a beneficial interest in a Global Obligation pursuant hereto shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee in writing. The Indenture Trustee shall deliver such Definitive Obligations to the Obligation Owners in whose names such Obligations are so registered in accordance with the instructions of DTC.

                                 (4) The registered Holder of a Global
Obligation may grant proxies and otherwise authorize any Obligation Owner, including the DTC's members and participants and Obligation Owners that may hold interests through such members and participants, to take any action which a Holder is entitled to take under the Indenture or the Obligations.

                                 (5) In the event of the occurrence of any of
the events specified in paragraph (iii)(2), the Shipowner will promptly make available to the Indenture Trustee a reasonable supply of Definitive Obligations.

                                 (6) Notwithstanding any other provision of the
Indenture, the Global Obligation may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

                           (iv)  At such time as all beneficial interests in the
Global Obligation have either been exchanged for Definitive Obligations, redeemed, repurchased or canceled, such Global Obligation shall be returned to DTC for cancellation or retained and canceled by the Indenture Trustee.

                           (v)   The Indenture Trustee shall have no
responsibility or obligation to any Obligation Owner, a member of, or a participant in DTC with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Obligations or with respect to the delivery to any participant, member, or other Obligation Owner (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Obligations (or other security or property) under or with respect to such Obligations. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Obligations shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of the Global Obligation). The rights of owners of beneficial interest in the Global Obligation shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Indenture




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Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any Obligation Owner.

         4.       Miscellaneous.

         (a) Concerning Notices. Subject to the provisions of Section 13.01 of Exhibit 1 to this Indenture, any notice, request, demand, direction, consent, waiver, approval or other communication to be given to a party hereto or the Secretary, shall be deemed to have been sufficiently given or made when addressed to:

The Indenture Trustee as:  The Bank of New York
                           101 Barclay Street
                           New York, NY 10286
                           Attention: Corporate Trust Administration

The Shipowner as:          CAPE COD LIGHT,  L.L.C.
                           Robin Street Wharf
                           1380 Port of New Orleans Place
                           New Orleans, Louisiana 70130-1890

The Secretary as:          SECRETARY OF TRANSPORTATION
                           c/o Maritime Administrator
                           U.S. Department of Transportation
                           400 Seventh Street, SW
                           Washington, D.C. 20590

         (b) Concerning Applicable Law. This Indenture and each Obligation shall be governed by the federal laws of the United State of America, but to the extent that they are inapplicable by the laws of the State of New York.

         (c) Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall constitute but one and the same instrument.



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

         IN WITNESS WHEREOF, this Indenture has been duly executed by the parties hereto as of the day and year first above written.

SHIPOWNER:                     CAPE COD LIGHT, L.L.C.

                               By: DELTA QUEEN COASTAL VOYAGES, L.L.C., its Managing Member

                                        By:      THE DELTA QUEEN STEAMBOAT CO.,
                                                 its Managing Member

                                                 By:      / S / JORDAN B. ALLEN
                                                    ----------------------------
                                                    Its Executive Vice President



ATTEST:


By       / S / PAM STRINGER
   --------------------------
   Its Assistant Secretary



INDENTURE TRUSTEE:                      THE BANK OF NEW YORK


                                        By       / s / Mary LaGumina
                                           -------------------------------------
                                           Its Vice President


ATTEST:


By       / s / Remo Reale
  ------------------------------

                             SCHEDULE OF DEFINITIONS

                                       to

                                 TRUST INDENTURE

                             Dated October 16, 2000


         "Act" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

         "Act of Obligees" means any request, demand, authorization, direction, notice, consent, waiver or other action to be given or taken by the Obligees and embodied in one or more documents as required by the Indenture.

          "Authorization Agreement" means the Authorization Agreement, Contract No. MA-13636, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on each of the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

         "Authorized Newspaper" means The Wall Street Journal or if it ceases to exist, then in such other newspapers as the Secretary may designate.

         "Bond Purchase Agreement" means the agreement for the purchase of the Obligations, executed by the Shipowner and the purchaser named therein, as originally executed, modified or supplemented.

          "Business Day" means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or the State of Louisiana and the State of New York.

         "Closing Date" or "Closing" means the date when Obligations are issued by the Shipowner and authenticated by the Indenture Trustee pursuant to the Authorization Agreement.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is administered, which office is currently located at 101 Barclay Street, New York, New York 10286.

         "Definitive Obligation" has the meaning specified in Article 3(h) of the Special Provisions of the Indenture.

         "Delivery Date" means the date on which the Vessel is delivered to and accepted by the Shipowner.

         "Global Obligation" has the meaning specified in Article 3(h) of the Special Provisions of the Indenture.

         "Guarantee" means each, and the "Guarantees" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

         "Holder" means each, and "Holders" means every, registered holder of an Obligation.

         "Indenture" means the Trust Indenture dated the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

         "Indenture Default" has the meaning specified in Article VI of the Indenture.

         "Indenture Trustee" means The Bank of New York, a New York banking corporation, and any successor trustee under the Indenture.

         "Maturity" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption or declaration of acceleration or otherwise.

         "Mortgage" means the first preferred ship mortgage on the Vessel, Contract No. MA-13638, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

         "Obligation" means each, and "Obligations" means each and every obligation of the Shipowner bearing a Guarantee that is authenticated and delivered under the Indenture and the Authorization Agreement.

         "Obligation Owners" has the meaning specified in Section 3(h) of the Special Provisions of the Indenture.

          "Obligation Register" has the meaning specified in Section 2.07 of the Indenture.

         "Obligee" means each, and "Obligees" means every, Holder of a Bond.

         "Officer's Certificate" means a certificate conforming to Section 1.02 of the Indenture.

         "Original Issue Date" means a date on which an Obligation was initially authenticated by the Indenture Trustee even if the Obligation is subsequently given a later date by reason of transfer, exchange or substitution.

         "Outstanding" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture.

         "Parent Company" means The Delta Queen Steamboat Co., a Delaware corporation, and its successors and assigns.

         "Paying Agent" means any bank or trust company meeting the qualifications in Sections 7.02(a) of the Indenture and appointed by the Shipowner under Section 4.02 of the Indenture to pay the principal of (and premium if any) or interest on the Obligations on behalf of the Shipowner.

         "Payment Default" has the meaning specified in Section 6.01 of the Indenture.

         "Person" or "Persons" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

         "Redemption Date" means a date fixed for the redemption of an Obligation by the Indenture.

         "Redemption Price" means the price at which an Obligation is redeemed under the Indenture.

         "Request" means a written request from a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

         "Responsible Officer" means (1) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (2) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, any vice president, any assistant vice president, the secretary, the treasurer, any trust officer, any assistant secretary or any assistant treasurer, and (3) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

         "Retired or Paid" as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full;
(2) such Obligations shall have been canceled by the Indenture Trustee and



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

shall have been delivered to the Indenture Trustee for cancellation; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment (whether as a result of payment pursuant to the Guarantees or otherwise) shall be held by the Indenture Trustee or any Paying Agent in trust for the purpose, or with irrevocable directions, to apply the same; provided that, the foregoing definition is subject to Section 6.08 of the Indenture.

         "Secretary" means the Secretary of Transportation.

         "Secretary's Notice" means a notice from the Secretary to the Indenture Trustee, that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

         "Secretary's Supplemental Indenture" means a Supplemental Indenture, pursuant to Section 6.09 of the Indenture, evidencing the succession of the Secretary to the Shipowner, and the Secretary's assumption of the Shipowner's obligations under the Indenture.

         "Security Agreement" means the security agreement, Contract No. MA-13637, dated the Closing Date, consisting of the special provisions, the general provisions and Schedule X thereto, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.

         "Shipowner" means Cape Cod Light, L.L.C., a Delaware limited liability company, and its successors and assigns.

         "Stated Maturity" means the date determinable as set forth in any Bond as the final date on which the principal of such Bond is due and payable.

         "Title XI" means Title XI of the Act.

         "Vessel" means the cv Cape Cod Light.

                                TABLE OF CONTENTS

                      GENERAL PROVISIONS INCORPORATED INTO
                        THE TRUST INDENTURE BY REFERENCE

                                    EXHIBIT 1
                                       TO
                                 TRUST INDENTURE



ARTICLES & SECTIONS                             HEADINGS                                             PAGE
ARTICLE I..............................................................................................9
   DEFINITIONS; OFFICER'S CERTIFICATES AND OPINIONS OF COUNSEL.........................................9
     Section 1.01.   Definitions.......................................................................9
     Section 1.02.   Officer's Certificate and Opinions of Counsel.....................................9

ARTICLE II.............................................................................................9
   THE OBLIGATIONS.....................................................................................9
     Section 2.01.   Issuance of Obligations of Initial Series.........................................9
     Section 2.02.   Additional Obligations; Obligations of Additional Series.........................10
     Section 2.03.   Legends on Obligations...........................................................10
     Section 2.04.   Dates of Obligations.............................................................10
     Section 2.05.   Execution of Obligations.........................................................10
     Section 2.06.   Authentication of Obligations and Guarantees.....................................11
     Section 2.07.   Registration, Transfer and Exchange..............................................11
     Section 2.08.   Who Treated as Owners............................................................12
     Section 2.09.   Lost, Stolen, Destroyed or Mutilated Obligations.................................12
     Section 2.10.   Reacquired Obligations; Cancellation and Disposition of Obligations..............12

ARTICLE III...........................................................................................13
   REDEMPTION OF OBLIGATIONS..........................................................................13
     Section 3.01.   Redemptions Suspended During Default.............................................13
     Section 3.02.   Redemptions Without Premium......................................................13
                     (a) Mandatory Sinking Fund Redemptions...........................................13
                     (b) Credit Against Mandatory Sinking Fund Redemptions............................13
                     (c) Optional Sinking Fund Redemptions............................................14
                     (d) Mandatory Redemptions Without Premium........................................14
                     (e) Adjustments of Redemption Payments...........................................14
     Section 3.03.   Optional Redemptions of Obligations at Premium...................................14
     Section 3.04.   Redemptions to Comply with Section 1104a(B)(2) of the Act........................15
     Section 3.05.   Redemption After Total Loss, Requisition of Title, Seizure or Forfeiture of A
                     Vessel or Termination of Certain Contracts.......................................15


     Section 3.06.   Redemption After Assumption by the Secretary.....................................15
     Section 3.07.   Determination of Obligations to be Redeemed......................................15
     Section 3.08.   Notices of Redemption............................................................16
     Section 3.09.   Deposit of Redemption Moneys.....................................................16
     Section 3.10.   Payment of Redemption Price......................................................16

ARTICLE IV............................................................................................17
   CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS....................................................17
     Section 4.01.   Generally........................................................................17
     Section 4.02.   Paying Agents....................................................................17
     Section 4.03.   Unclaimed Amounts................................................................17
     Section 4.04.   Application of Funds.............................................................18

ARTICLE V.............................................................................................18
   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS.........................................................18
     Section 5.01.   Authorization, Execution and Delivery of Indenture...............................18
     Section 5.02.   Payment..........................................................................18
     Section 5.03.   Offices or Agencies of Shipowner.................................................18

ARTICLE VI............................................................................................11
   INDENTURE DEFAULTS AND REMEDIES....................................................................18
     Section 6.01.   What Constitutes "Indenture Defaults.............................................18
     Section 6.02.   Demand for Payment of Guarantees.................................................19
     Section 6.03.   Appointment of Indenture Trustee and Holders of Outstanding Obligations
                        as Attorneys-in-Fact..........................................................19
     Section 6.04.   Termination and Payment of the Guarantees........................................20
     Section 6.05.   Rights of Indenture Trustee After Indenture Default..............................21
     Section 6.06.   Obligees' Right to Direct Indenture Trustee After Indenture Default..............21
     Section 6.07.   Attorneys' Fees and Costs........................................................21
     Section 6.08.   Rescission of Payments...........................................................22
     Section 6.09.   Assumption of Obligations by Secretary...........................................22

ARTICLE VII...........................................................................................23
   THE INDENTURE TRUSTEE..............................................................................23
     Section 7.01.   Acceptance of Trusts.............................................................23
     Section 7.02.   Eligibility of Indenture Trustee.................................................23
     Section 7.03.   Rights and Duties of Indenture Trustee...........................................23
     Section 7.04.   Compensation, Expenses and Indemnification of Indenture Trustee...................3
     Section 7.05.   Resignation and Removal of Indenture Trustee.....................................26
     Section 7.06.   Appointment of Successor Indenture Trustee.......................................26
     Section 7.07.   Effect of Appointment of Successor Indenture Trustee.............................26
     Section 7.08.   Merger, Consolidation or Sale of Indenture Trustee...............................27


ARTICLE VIII..........................................................................................27
   CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL.............................................27
     Section 8.01.   Consolidation or Merger of Shipowner or Sale of Vessel...........................27

ARTICLE IX............................................................................................28
   ACTS OF OBLIGEES...................................................................................28
     Section 9.01.   Acts of Obligees.................................................................28

ARTICLE X.............................................................................................28
   SUPPLEMENTAL INDENTURES............................................................................28
     Section 10.01.  Permissible Without Action by Obligees...........................................28
     Section 10.02.  Protection of Indenture Trustee..................................................29
     Section 10.03.  Reference in Obligations to Supplemental Indentures..............................29
     Section 10.04.  Waivers and Supplemental Indentures with Consent of Obligees.....................29
     Section 10.05.  Consent of Secretary.............................................................30
     Section 10.06.  Continued Validity of the Guarantees.............................................30

ARTICLE XI............................................................................................30
   PERFORMANCE OF OBLIGATIONS TO SECRETARY............................................................30
     Section 11.01.  Performance of Obligations to Secretary..........................................30

ARTICLE XII...........................................................................................30
   SATISFACTION AND DISCHARGE OF INDENTURE............................................................30
     Section 12.01.  Satisfaction and Discharge of Indenture..........................................30

ARTICLE XIII..........................................................................................31
   MISCELLANEOUS......................................................................................31
     Section 13.01.  Notices and Demands..............................................................31
     Section 13.02.  Waivers of Notice................................................................31
     Section 13.03.  Benefit of Indenture.............................................................31
     Section 13.04.  Execution of Counterparts........................................................31
     Section 13.05.  Table of Contents; Titles and Headings...........................................31
     Section 13.06.  Immunity of Incorporators, Stockholders, Limited Partners, Members,
                         Officers and Directors.......................................................31

                      GENERAL PROVISIONS INCORPORATED INTO
                        THE TRUST INDENTURE BY REFERENCE

                                    ARTICLE I
                       DEFINITIONS; OFFICER'S CERTIFICATES
                             AND OPINIONS OF COUNSEL

         Section 1.01. Definitions. For the purposes of this Indenture, capitalized terms shall have the meanings specified in Schedule A to the Indenture unless otherwise expressly provided.

         Section 1.02. Officer's Certificate and Opinions of Counsel. The Responsible Officer of the Person executing an Officer's Certificate with respect to a covenant or condition provided for in this Indenture shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such independent examination or investigation as is necessary to enable him to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of his knowledge that such condition or covenant has been met. A lawyer issuing an Opinion of Counsel shall include the same representations, except that if, in the lawyer's professional opinion, reliance upon a certificate or an Opinion of Counsel signed by such Person or by another counsel is appropriate, the lawyer may so rely upon such certificate or opinion. Each Officer's Certificate and Opinion of Counsel shall set forth the pertinent supporting information and shall be subject to the Secretary's review of its adequacy and accuracy.

                                   ARTICLE II
                                 THE OBLIGATIONS

         Section 2.01. Issuance of Obligations of Initial Series. (a) At any time and from time to time after the execution and delivery of this Indenture, the Shipowner may deliver to the Indenture Trustee Obligations of the initial series issuable under this Indenture duly executed by the Shipowner, accompanied by a Request of the Shipowner, and thereupon the Indenture Trustee shall authenticate such Obligations, after endorsing thereon and authenticating the Guarantees of the United States in accordance with the Authorization Agreement, and shall deliver such Obligations and Guarantees in accordance with such Request. Each such Request shall specify the principal amounts, interest rates and Stated Maturities of the Obligations to be authenticated and the names and addresses of the Persons in whose name the Obligations are to be registered.

         (b) The initial series of Obligations shall set forth their respective principal amounts (in the denominations provided in the Special Provisions), interest rates per annum, and Stated Maturities, and shall be payable as to principal and interest and premium, if any, in any legal coin or currency of the United States and shall be subject to redemption as provided in Article III.

         (c) The principal and interest and any premium due on the Obligations shall be paid by (i) the Corporate Trust Office, or (ii) a Paying Agent by (x) certified or official bank check mailed by first class postage prepaid to the addresses of the Obligees appearing on the Obligation Register or (y) at the request of an Obligee, received by the Indenture Trustee at least three Business Days prior to the date of payment, by wire transfer to a commercial bank in the United States or by credit to an account maintained by the Obligee with the Indenture Trustee without presentment of the Obligation. Prior to any sale, assignment or transfer of such Obligation, the Holder is required to present the Obligation to the Indenture Trustee so that a proper notation of all principal payments under (y) are made on the Obligation.

         (d) The Indenture Trustee agrees that within 30 days from the date of any payment of principal or interest when the same shall become due and payable by reason of Maturity or redemption, a Responsible Officer in the Corporate Trust Office of the Indenture Trustee shall ascertain to his satisfaction that checks in payment of such amounts have been mailed to the addresses of the Obligees as provided above, if payment is to be made by check, or if payment is to be made by wire transfer, or by credit to an account maintained by the Obligee with the Indenture Trustee, that such funds have been wired or credited, or if payment is to be made at the Corporate Trust Office, that funds were held by the Indenture Trustee for such payment on the date the payment was due. The Indenture Trustee shall have no obligation to determine whether such checks or payments were received by the Obligees.

         (e) If the Maturity of any Obligation or an Interest Payment Date for any Obligation shall be a day other than a Business Day, then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the nominal date for such payment, and no interest shall accrue thereon for the period after said nominal date.

         Section 2.02. Additional Obligations; Obligations of Additional Series. At any time, the Shipowner may, with the approval of the Secretary, issue additional Obligations of any series and Stated Maturity theretofore issued or of one or more additional series, which shall be for the purpose of aiding in financing or refinancing the construction, reconstruction or reconditioning of one or more of the Vessels and shall be (i) in such principal amount, and mature on such dates, bear interest at such rate or rates, be in such form or forms and have such other terms and provisions, as shall be set forth in a Supplemental Indenture providing for the issue thereof and (ii) guaranteed by the United States under the Act pursuant to a supplement to the Authorization Agreement.

         Section 2.03. Legends on Obligations. Any Obligation may have imprinted or stamped thereon any legend, consistent herewith, which is prescribed by the Shipowner and approved by the Indenture Trustee, and approved by the Secretary.

         Section 2.04. Dates of Obligations. Each Obligation of any series shall be dated the date of its authentication by the Indenture Trustee.

         Section 2.05. Execution of Obligations. The Obligations shall from time to time be executed on behalf of the Shipowner by a Responsible Officer thereof (whose signature may be a facsimile), and its corporate seal (which may be a facsimile), if any, shall be imprinted thereon and attested by its secretary, assistant secretary or assistant trust officer (whose signature may be a facsimile). If a Shipowner's officer, whose signature appears on any Obligation, shall cease to be such an officer before such Obligation shall have been authenticated by the Indenture Trustee, the Obligation nevertheless may be delivered with the same force and effect as though the person had not ceased to be a Shipowner's officer.

         Section 2.06. Authentication of Obligations and Guarantees. No Obligation or the Guarantee of the United States thereon shall be valid unless such Obligation shall bear thereon an authentication certificate, executed by the Indenture Trustee in accordance with the terms and conditions of the Authorization Agreement. A duly executed authentication certificate shall be conclusive evidence, and the only competent evidence, that such Obligation and such Guarantee have been duly executed, authenticated and delivered hereunder.

         Section 2.07. Registration, Transfer and Exchange. (a) The Indenture Trustee shall keep an Obligation Register at the Corporate Trust Office for the registration of ownership, transfers and exchanges of Obligations.

         (b) A registered Obligee may transfer an Obligation, at the Corporate Trust Office, by surrender of such Obligation for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the Obligee or its duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Obligation, and the Guarantee of the United States thereon, in authorized denominations of like series, tenor, interest accrual date and Stated Maturity and for the same aggregate principal amount.

         (c) The Shipowner shall not be required to register transfers or make exchanges of (1) Obligations for a period of 15 days immediately prior to (A) an Interest Payment Date or (B) any selection of Obligations to be redeemed; (2) Obligations after demand for payment of the Guarantees and prior to the payment thereof or rescission of such demand pursuant to Section 6.02(a); or (3) any Obligation which has been selected for redemption in whole or in part. If any Obligation surrendered for transfer or exchange has been selected for redemption in whole or in part, there may be endorsed on any Obligation issued therefor an appropriate notation of such fact.

         (d) Any Obligation may be exchanged for a like principal amount of Obligations of the same series, tenor, interest accrual date and Stated Maturity but of different authorized denominations. Obligations to be exchanged shall be surrendered at the Corporate Trust Office, and the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, the Obligation or Obligations, and the Guarantee or Guarantees of the United States thereon, requested by the Obligee in accordance with this paragraph.

         (e) As a condition precedent to any transfer or exchange of Obligations, the Shipowner may require the payment of a sum sufficient to reimburse it for any taxes or other governmental charges that may be imposed with respect thereto and a sum not exceeding $2.00 for each Obligation delivered upon any such transfer or exchange.

         Section 2.08. Who Treated as Owners. The Shipowner, the Indenture Trustee, the Secretary, and any Paying Agent for the payment of principal of (and premium, if any) or interest on the Obligations may deem the Person in whose name any Obligation is registered in the Obligation Register as the absolute owner of such Obligation for all purposes, and neither the Shipowner, the Indenture Trustee, the Secretary, nor any such Paying Agent shall be affected by any notice to the contrary, whether such Obligation shall be past due or not. All payments of or on account of principal (and premium, if any) or interest, or pursuant to the Guarantee, to such registered Obligee shall be valid and effectual to satisfy and discharge the liability of the Shipowner and the Secretary to the extent of the sum or sums so paid, except as otherwise provided in Section 6.08.

         Section 2.09. Lost, Stolen, Destroyed or Mutilated Obligations. Upon receipt by the Shipowner and the Indenture Trustee of evidence satisfactory to them of the loss, theft, destruction or mutilation of any Outstanding Obligation ("Lost Obligation"), the Shipowner may execute, and upon request of the Shipowner, the Indenture Trustee shall authenticate and deliver, a new replacement Obligation, with the Guarantee of the United States thereon, of like series, tenor, interest accrual date, principal amount and Stated Maturity (which may bear such notation as may be required by the Indenture Trustee and which shall bear a serial number different from that of the Lost Obligation) and in the event such Lost Obligation has or is about to become due and payable, the Indenture Trustee may deem the applicant with respect thereto to be the owner of said Obligation for the purpose of receiving any payments due on account thereof; provided that (1) the Shipowner, the Indenture Trustee and the Secretary shall receive an indemnity satisfactory to the Shipowner, the Indenture Trustee and the Secretary; (2) the Shipowner shall be reimbursed for all reasonable expenses (including any fees or expenses of the Indenture Trustee) incident thereto; and (3) in the case of a mutilated Obligation, it shall be surrendered. Once the Indenture Trustee has issued a replacement Obligation, the Lost Obligation shall not be enforceable. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Lost Obligations.

         Section 2.10. Reacquired Obligations; Cancellation and Disposition of Obligations. In the event the Shipowner shall reacquire any Obligations (whether by purchase or otherwise), such Obligations shall forthwith be delivered to the Indenture Trustee for cancellation. Except as provided in Section 3.10(b), all Obligations surrendered for the purpose of payment, redemption, transfer, exchange, or substitution, or in discharge in whole or in part of any sinking fund payment shall, if surrendered to the Shipowner or any Paying Agent, be delivered to the Indenture Trustee and shall be cancelled by it. No Obligation shall be authenticated in lieu of or in exchange for any Obligation cancelled as provided in this Section, except as may be expressly permitted by this Indenture. Obligations cancelled by the Indenture Trustee shall be delivered or disposed of as directed by a Request of the Shipowner.

                                   ARTICLE III
                            REDEMPTION OF OBLIGATIONS

         Section 3.01. Redemptions Suspended During Default. Notwithstanding the following provisions of this Article III, neither the Shipowner nor the Indenture Trustee shall redeem any Obligations, except pursuant to Sections 3.04 or 3.05, during the continuance of any Indenture Default, except that, where the mailing of notice of redemption of any Obligations shall have theretofore been made, the Indenture Trustee shall redeem or cause to be redeemed such Obligations if it shall have received a sum sufficient for such redemption. Except as aforesaid, any moneys received by the Indenture Trustee for the redemption of Obligations which may not be applied to the redemption thereof shall be held in trust by the Indenture Trustee and applied in the following manner: (1) in case such Indenture Default or such event shall no longer be continuing, such moneys shall thereafter be applied to the redemption of Obligations in accordance with the applicable provisions of the Obligations and of this Article III; (2) in the event the Secretary shall have assumed the Obligations pursuant to Section 6.09 or shall have been required to pay the Guarantees, such moneys shall be paid over by the Indenture Trustee to the Secretary; or (3) if no Obligation shall be Outstanding, and the Secretary shall not have been required to pay the Guarantees, such moneys shall be paid to the Shipowner.

         Section 3.02. Redemptions Without Premium. (a) Mandatory Sinking Fund Redemptions. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, through the operation of a mandatory sinking fund providing for semi-annual redemption commencing and continuing on the dates and in the principal amounts specified in the Obligations, plus interest accrued thereon to the applicable sinking fund Redemption Date; provided, however, that in the event of any special redemption pursuant to Sections 3.04, 3.05 or 3.06 below, the principal amount of Obligations to be redeemed on each subsequent mandatory sinking fund Redemption Date shall be reduced by an amount equal to the principal amount of the Obligations retired by reason of such special redemption divided by the number of mandatory sinking fund Redemption Dates (including the Stated Maturity of the Obligations) scheduled thereafter.

         (b) Credit Against Mandatory Sinking Fund Redemptions. In lieu of making all or any part of any such mandatory sinking fund redemption of the Obligations, the Shipowner may, at its option, receive 100% credit for Obligations that have been (1) redeemed by the Shipowner pursuant to the optional redemption provision provided in subsection (c) below and in Section
3.03 below; or (2) purchased or acquired by the Shipowner (other than by redemption) and delivered to the Indenture Trustee for cancellation pursuant to
Section 2.10 above. These Obligations shall be credited by the Indenture Trustee only under the following conditions: at least 40 days but not more than 60 days prior to the due date for such mandatory sinking fund redemption, the Shipowner delivers a Request to the Indenture Trustee, (i) specifying the principal amount of Obligations to be credited, (ii) certifying that none of the Obligations have previously been made the basis of any credit and that the Shipowner is not restricted by contract from seeking the requested credit, and (iii) in the case of Obligations purchased or acquired by the Shipowner, if it has not already done so, presenting the uncancelled Obligations to be credited.

         (c) Optional Sinking Fund Redemptions. At its option, the Shipowner may redeem on any mandatory sinking fund Redemption Date, at a redemption price equal to 100% of the principal amount thereof, an additional principal amount of Obligations up to the principal amount of the Obligations required to be redeemed under subsection (a) above on such date, and before any reduction pursuant to the proviso of that subsection. The right to make any such optional sinking fund redemption shall not be cumulative. If the Shipowner shall elect to make any such optional sinking fund redemption, the Shipowner shall, at least 40 days but not more than 60 days prior to such mandatory sinking fund Redemption Date, deliver to the Indenture Trustee a Request stating that the Shipowner intends to exercise its right as set forth in this subsection to make such optional sinking fund redemption and specifying the additional principal amount of Obligations which the Shipowner intends to redeem on such mandatory sinking fund Redemption Date.

         (d) Mandatory Redemptions Without Premium. The Obligations of each series shall be subject to redemption without premium when redemption is required by the conditions specified in Sections 3.02, 3.04, 3.05 and 3.06.

         (e) Adjustments of Redemption Payments. If there is an adjustment in mandatory redemption payments as a result of redemptions under this Section or any other provision of the Indenture, the Shipowner shall recompute the remaining mandatory redemption payments pursuant to such provisions and shall, at least 60 days prior to the next Interest Payment Date, submit to the Secretary for his review of such recomputation to ascertain compliance with the provisions of this Indenture, a table of revised mandatory redemption payments on the Obligations of such series reflecting the adjustments made pursuant to such provisions as a result of such redemption. Upon advice by the Secretary that he finds such recomputation to comply with such provisions, the Shipowner shall submit said table to the Indenture Trustee and the Indenture Trustee shall promptly submit a copy thereof to each Holder of an Obligation of such series.

         Section 3.03. Optional Redemptions of Obligations at Premium. At its option, the Shipowner may redeem the Obligations, in whole or in part, at any time, at the redemption prices specified in the Obligations, together with the interest accrued thereon; provided that, no such redemption shall be made prior to the date specified in the Special Provisions, directly or indirectly with the proceeds of, or in anticipation of, borrowing by or for the account of the Shipowner if such borrowing has an effective interest cost (calculated in accordance with generally accepted financial practice) of less than the rate of interest borne by the Obligations.

The Shipowner may redeem such Obligations on a date at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request to make such an optional redemption and specifying the Redemption Date and the principal amount of Obligations which the Shipowner intends to redeem. If this Request proposes a redemption prior to the date specified in the Special Provisions, the Shipowner shall include with the Request an Officer's Certificate stating that the redemption complies with the proviso relating to early redemptions.

         Section 3.04. Redemptions to Comply with Section 1104a(B)(2) of the Act. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because the principal amount of the Outstanding Obligations are in excess of the amount eligible for guarantee by the United States under Section 1104A(b)(2) of the Act. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem the principal amount of Obligations specified in the instruction together with the interest accrued thereon.

         Section 3.05. Redemption After Total Loss, Requisition of Title, Seizure or Forfeiture of A Vessel or Termination of Certain Contracts. The Shipowner and the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of certain Obligations because of (1) an actual, constructive, agreed or compromised total loss of a Vessel, (2) requisition of title to, or seizure or forfeiture of a Vessel or (3) termination of a primary Construction Contract. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

         Section 3.06. Redemption After Assumption by the Secretary. At any time after the Secretary has assumed the Obligations under Section 6.09 of the Indenture, the Secretary may Request a Redemption Date, at least 40 days but not more than 60 days from the Indenture Trustee's receipt of the Request, for the redemption of all or part of the Obligations. Upon receipt, the Indenture Trustee shall promptly give notice to the Holders of the Redemption Date as provided in Section 3.08 and on that date shall redeem such principal amount of Obligations together with the interest accrued thereon.

         Section 3.07. Determination of Obligations to be Redeemed. If less than all the Obligations are to be redeemed pursuant to Sections 3.03, 3.04 or 3.05, the Indenture Trustee shall select the particular Obligations to be redeemed by multiplying the total principal amount to be redeemed by a fraction, the numerator of which is the amount each Holder of an Outstanding Obligation is owed and the denominator is the total principal amount of the Outstanding Obligations, making adjustment so that the principal amount of any Obligation to be redeemed shall be $1,000 or an integral multiple thereof.

         Section 3.08. Notices of Redemption. (a) In case of any redemption of Obligations, whether mandatory or optional, the Indenture Trustee shall send a notice of redemption indicating (1) the Redemption Date, (2) the Redemption Price, (3) if only a part of such Obligations is to be redeemed, the numbers or other identification of the Obligations and the principal amount thereof to be redeemed, (4) the place of payment upon redemption and (5) that interest shall cease to accrue after the Redemption Date if the Indenture Trustee or any Paying Agent shall have in fact received the required moneys. A copy of the notice shall be mailed by first class mail, postage prepaid, at least 30 days prior to the Redemption Date, to each Holder of an Outstanding Obligation that is to be redeemed in whole or in part, at the last address appearing upon the Obligation Register.

         (b) Any notice of optional redemption of Obligations shall state that the redemption is subject to the receipt of the redemption moneys by the Indenture Trustee or any Paying Agent. Such notice shall be of no effect unless prior to the opening of business on the Redemption Date the Indenture Trustee or such Paying Agent shall receive an amount in cash sufficient for such redemption (after taking into account any amounts then held by the Indenture Trustee or such Paying Agent and available for such redemption).

         Section 3.09. Deposit of Redemption Moneys. Prior to the opening of business on any Redemption Date, the Shipowner shall cause to be deposited with the Indenture Trustee or with any Paying Agent an amount sufficient for such redemption with irrevocable directions to it to so apply the same.

         Section 3.10. Payment of Redemption Price. (a) If notice of redemption shall have been given as provided above, the Obligations or portions thereof specified in such notice shall become due and payable on the Redemption Date and at the place of payment and the Redemption Price stated in such notice, and on and after said Redemption Date (unless the Shipowner shall (i) default in payment of the Redemption Price; or (ii) decide to cancel a notice of redemption) interest on the Obligations or portions thereof so called for redemption shall cease to accrue. Upon presentation and surrender of such Obligations in accordance with such notice, such Obligations or the specified portions thereof shall be paid and redeemed at the applicable Redemption Price.

         (b) Upon presentation of any Obligation redeemed in part only, the Shipowner shall execute and the Indenture Trustee shall authenticate and deliver to the order of the Holder thereof, at the expense of the Shipowner, a new Obligation or Obligations of like series and Stated Maturity, of authorized denominations, having endorsed thereon a Guarantee executed by the Secretary, in principal amount equal to the unredeemed portion of the Obligation so presented, or, at the option of such Holder, there may be noted thereon by the Indenture Trustee or, at its direction, by any Paying Agent the payment of the portion of the principal amount of such Obligation so called for redemption.

                                   ARTICLE IV
                 CASH HELD BY INDENTURE TRUSTEE OR PAYING AGENTS

         Section 4.01. Generally. (a) To the extent required by the Obligations, cash received by the Indenture Trustee or a Paying Agent shall be promptly paid to the Holders of the Outstanding Obligations and all other cash shall be held by the Indenture Trustee or a Paying Agent as a special deposit in trust for application in accordance with this Indenture.

         (b) Cash held by the Indenture Trustee or any Paying Agent (other than the Shipowner) under this Indenture: (1) need not be segregated; (2) shall not be invested; and (3) shall not bear interest except to the extent the Shipowner and the Indenture Trustee or Paying Agent may agree.

         Section 4.02. Paying Agents. (a) A Paying Agent appointed in writing by the Shipowner shall enter into a contract with the Indenture Trustee, agreeing that the Paying Agent will:

                  (1) hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on Obligations for the benefit of the Holders of such Obligations, and for the benefit of the Indenture Trustee;

                  (2) forthwith give written notice to a Responsible Officer in the Corporate Trust Office signed by a Responsible Officer of the Paying Agent of (A) any payment by the Shipowner of the principal of (and premium, if any) or interest on Obligations, specifying the amount paid, segregated as to principal (premium, if any) and interest, and identifying each Obligation on which any payment was made by number, date, series, Stated Maturity and the name of the Obligee, and (B) any failure of the Shipowner to make any such payment when the same shall be due and payable; and

                  (3) promptly, and in no event later than ten days after any payment made by it hereunder, give written notice to a Responsible Officer in the Corporate Trust Office of all payments of Obligations made by it, including and identifying all endorsements of payment made on Obligations by it, signed and containing the specified information as provided in subparagraph (2) above, and deliver for cancellation to the Indenture Trustee all Obligations surrendered to the Paying Agent.

         (b) The Shipowner may at any time cause to be paid to the Indenture Trustee all sums held in trust by any Paying Agent pursuant to this Section, such sums to be held by the Indenture Trustee upon the same trusts.

         Section 4.03. Unclaimed Amounts. Subject to applicable law, including State escheat laws, any moneys received by the Indenture Trustee or a Paying Agent, for the payment of Obligations or Guarantees and remaining unclaimed by the Holders thereof for 6 years after the date of the Maturity of said Obligations shall be paid to the Shipowner upon its delivery of a Request to the Indenture Trustee, unless the Secretary has previously paid the Guarantees, in which case it shall be paid only upon a request of the Secretary. In such event, such Holders shall thereafter be entitled to look only to the Person that received the unclaimed amounts for the payment thereof, and the Indenture Trustee or such Paying Agent, as the case may be, shall thereupon be relieved from all responsibility to such Holders. No such Request or payment shall be construed to extend any statutory period of limitations which would have been applicable in the absence of such Request or payment.

         Section 4.04. Application of Funds. If at any time the Indenture Trustee shall hold funds under Section 4.03, the application, distribution or payment of which is not governed by a Request of the Shipowner or the Secretary delivered pursuant to any provision of the Indenture, the Indenture Trustee shall give written notice, in the absence of an Indenture Default, thereof to the Shipowner or to the Secretary if the an Indenture Default exists or the Secretary has paid the Guarantees. The Shipowner or the Secretary, as applicable, shall promptly thereafter deliver to the Indenture Trustee a Request.

                                    ARTICLE V
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

         The Shipowner hereby represents and agrees, so long as Obligations are Outstanding, as follows:

         Section 5.01. Authorization, Execution and Delivery of Indenture. The Shipowner has duly authorized the execution and delivery of this Indenture.

         Section 5.02. Payment. The Shipowner will duly and punctually pay the principal of (and premium, if any) and interest on the Obligations according to the terms thereof and of this Indenture.

         Section 5.03. Offices or Agencies of Shipowner. The Shipowner shall at all times maintain an office in the location within the United States specified in Article Second of the Special Provisions. Obligations and demands to or upon the Shipowner may be presented for payment, registration of transfer and exchange at this office. The Corporate Trust Office and a Paying Agent shall also be deemed offices for such purpose.

                                   ARTICLE VI
                         INDENTURE DEFAULTS AND REMEDIES

         Section 6.01. What Constitutes "Indenture Defaults." (a) Each of the following events shall constitute an "Indenture Default": (1) Default in the payment of the whole or any part of the principal or interest on any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration or otherwise, or any default referred to in Section 6.08, and continuation of any such default for a period of 30 days

(herein called a "Payment Default"); and (2) The giving of a Secretary's Notice to the Indenture Trustee.

         (b) The Indenture Trustee shall give to the Obligees, the Secretary and the Shipowner prompt notice in writing of any Indenture Default (unless such default shall have been remedied prior to the giving of such notice); provided that, the Indenture Trustee shall have no duty to give any such notice until a Responsible Officer of the Corporate Trust Office, has actual knowledge of such Indenture Default. The notice of an Indenture Default to the Obligees shall (1) specify the nature of such Indenture Default; (2) state that, by reason thereof, the Indenture Trustee is entitled under the Indenture to demand payment by the Secretary of the Guarantees; (3) set forth the provisions of Section 6.04(b)(3) and (5); and (4) advise the Obligees of the provisions of Section 6.02.

         Section 6.02. Demand for Payment of Guarantees. (a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may not later than 60 days from the date of such Indenture Default demand payment by the Secretary of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations, whereupon the entire unpaid principal amount of the Outstanding Obligations and all unpaid interest thereon shall become due and payable no later than 30 days from the date of such demand; provided that, in the case of a demand made as a result of a Payment Default, if, prior to the expiration of 30 days from the date of such demand and prior to any payment of the Guarantees by the Secretary, the Secretary shall find, and give written notice to the Shipowner and the Indenture Trustee to the effect that, there was no Payment Default or that such Payment Default was remedied prior to such demand, such demand and the Indenture Default shall be of no legal effect or consequence. In each such case, the Guarantees shall remain in full force and effect. The Indenture Trustee shall give to each Obligee and to the Shipowner prompt written notice of any demand made by the Indenture Trustee pursuant to this paragraph (a), any such notice to Obligees to be given as provided in Section 13.01.

         (b) If the Indenture Trustee shall not have made the demand referred to in paragraph (a) of this Section on or before the 30th day following an Indenture Default which shall have occurred and be continuing and if the Holders of all Outstanding Obligations shall not have theretofore elected to terminate the Guarantees as provided in Section 6.04(a)(2), any Holder of an Outstanding Obligation, by an Act of Obligees delivered to the Secretary (with copies thereof to the Indenture Trustee and the Shipowner), may, in place of the Indenture Trustee and on behalf of all Holders of Outstanding Obligations, make such demand, subject to all the provisions of, and with the effect provided in, paragraph (a) of this Section.

         Section 6.03. Appointment of Indenture Trustee and Holders of Outstanding Obligations as Attorneys-in-Fact. Each Holder of an Outstanding Obligation by the purchase and acceptance of its Obligation, irrevocably appoints the Indenture Trustee and each other Holder of an Outstanding Obligation its agent and attorney-in-fact for the purpose of making the demand provided for in Section 6.02 and (in the case of the Indenture Trustee) of receiving and distributing any payment or payments by the Secretary made pursuant to any such demand.

         Section 6.04. Termination and Payment of the Guarantees. (a) Except as otherwise provided in Section 6.08, the Guarantee with respect to any Obligation shall only terminate in case of the occurrence of one or more of the following events:

                  (1) Such Obligation shall have been Retired or Paid;

                  (2) The Holders of all Outstanding Obligations shall have elected, by Act of Obligees delivered to the Secretary, to terminate the Guarantees;

                  (3) Such Guarantee shall have been paid in full in cash by the Secretary; or

                  (4) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided herein or in such Guarantee or in the Act.

         (b) Subject to the provisions of Section 6.08, when the Secretary shall pay the Guarantees in full in cash to the Indenture Trustee:

                  (1) The Indenture Trustee shall hold the entire amount thereof in trust for the sole purpose of providing for the payments specified in subparagraph (5) below;

                  (2) No Obligation or Obligations shall thereafter be issued;

                  (3) The Obligations (A) shall represent only the right to receive the payments from the Indenture Trustee specified in subparagraph (5) below; (B) shall otherwise no longer constitute or represent an obligation of the Shipowner; and (C) shall not be entitled to any other rights or benefits under this Indenture;

                  (4) The Indenture Trustee shall forthwith give written notice to the Shipowner and to each of the Obligees, stating that it has received payment of the Guarantees in full in cash from the Secretary and that the same is available for distribution to the Obligees in the manner specified in subparagraph (5) below (and the Indenture Trustee shall give like notice to the Holders of the Obligations at least annually thereafter for a period of 6 years or until all Obligations shall have been cancelled, whichever is earlier); and

                  (5) Upon the surrender for cancellation of any Obligation, the Indenture Trustee shall forthwith pay to the Holder of such Obligation in cash an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payment to such Holder) equal to the unpaid principal amount of such Obligation and the unpaid interest accrued thereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee.

         (c) If the Secretary shall not have paid the Guarantees in full in cash to the Indenture Trustee within 30 days after any demand therefor pursuant to
Section 6.02 (whether or not because the Secretary makes any of the findings or takes the action referred to in the proviso of Section 6.02(a)), the Indenture Trustee shall give prompt written notice of such nonpayment to each Obligee and the Shipowner. If the Indenture Trustee shall have received notice of any of these findings or actions, such notice to each Obligee shall so state.

         Section 6.05. Rights of Indenture Trustee After Indenture Default. Unless the Guarantees have terminated as provided herein, the Indenture Trustee's sole right shall be to demand and receive payment of the Guarantees from the Secretary and to take all action, on behalf of itself and each Holder, to enforce its rights against the Secretary under the Guarantees, including but not limited to the institution and prosecution of all judicial and other proceedings. If the Guarantees have terminated under Section 6.04(a)(4) without payment by the Secretary, the Indenture Trustee shall have the right on behalf of itself and each Holder to take all action to enforce its rights directly against the Shipowner (but not the Secretary), including but not limited to the institution and prosecution of all judicial and other proceedings.

         Section 6.06. Obligees' Right to Direct Indenture Trustee After Indenture Default. (a) During the continuance of any Indenture Default, the Holders of a majority in principal amount of the Outstanding Obligations shall have the right, by an Act of Obligees, to direct the Indenture Trustee: (1) to exercise or to refrain from exercising any right or to enforce any remedy granted to it by this Indenture; and (2) to direct the time, method and place of the exercise of any such right or the enforcement of any such remedy; provided that, subject to Section 7.03, the Indenture Trustee shall have the right not to take any such action if it shall determine in good faith that the action would involve it in personal liability, would subject it to expenses against which it has not been offered adequate security and indemnity, or would be unjustly prejudicial to the Obligees not parties to such direction; and provided further that, notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall be obligated to demand payment of the Guarantees as provided in Section 6.02(a) unless the Holders of all the Outstanding Obligations shall have directed him not to make demand.

         (b) Nothing in paragraph (a) shall affect the right of any Obligee to institute any judicial or other proceeding, if the Indenture Trustee declines to do so, against the Secretary while the Guarantees are in effect or against the Shipowner or the Indenture Trustee if the guarantees have terminated under
Section 6.04(a)(4); provided, however, that such action does not seek to obtain priority or preference over any other Obligees or to enforce any right under this Indenture, except for the equal and ratable benefit of all the Obligees.

         Section 6.07. Attorneys' Fees and Costs. In any proceeding for the enforcement of any right or remedy under this Indenture, or in any proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant, having due regard to the merits and good faith of the claims or defense made by such party litigant. The provisions of this Section shall not apply to any proceeding instituted by the Indenture Trustee or any proceeding instituted by any Obligee against the Secretary or the Shipowner for the payment of the principal of (and premium, if any) and interest on the Obligations.

         Section 6.08. Rescission of Payments. Notwithstanding any other provision of this Indenture, or of the Obligations, in the event that any payment to or on behalf of an Obligee of the principal of or interest due under any Obligation, or any portion of any such payment, shall at any time be repaid by such Obligee in compliance with a final order of a court of competent jurisdiction pursuant to any provision of the Bankruptcy Code or any Federal Law replacing or superseding such Code, or applicable state law, and regardless of whether there has been any previous Indenture Default and any payment pursuant thereto, or whether such Obligation shall theretofore have been acquired by the Shipowner or cancelled, or whether an instrument satisfying and discharging this Indenture shall have been executed and delivered, (1) such Obligation shall not be deemed to have been Retired or Paid and shall be deemed to be Outstanding;
(2) the return of such payment in whole or in part in compliance with the order of such court shall constitute a default in payment of such Obligation within the meaning of Section 6.01(a), which default shall be deemed to have occurred on the date of such repayment and which default, if continued for 30 days, will constitute a Payment Default; (3) the Guarantee of such Obligation and (to the extent necessary to enforce such Obligation and Guarantee) this Indenture shall be in full force and effect; and (4) the Person required to return such payment or portion thereof shall be deemed for all purposes to be a Holder of such Obligation and entitled to enforce such Obligation and Guarantee to the extent of such repayment and, if there shall not be any Indenture Trustee hereunder then in office, such Person shall also be entitled to exercise on his own behalf all the rights of the Indenture Trustee hereunder necessary for such enforcement; provided that, in the event the Guarantee of any Obligation shall have terminated for reasons set forth in Section 6.04(a)(2) or (4) of this Indenture prior to the aforesaid date of repayment the provisions of this Section shall not apply to such Obligation.

         Section 6.09. Assumption of Obligations by Secretary. (a) Notwithstanding anything to the contrary contained herein, in the absence of a demand under Section 6.02 hereof and upon the occurrence of a default in the payment of any principal or interest due under the Obligations which has continued for 25 days or more, or upon the Secretary's giving of a Secretary's notice under this Indenture, the Secretary may, in his sole discretion, assume the rights and obligations of the Shipowner under this Indenture and the Obligations by (i) giving to the Shipowner and Indenture Trustee a signed notice stating that it has assumed the Obligations and the Indenture and (ii) making any payment of principal or interest which is due under the Obligations.

         (b) The Indenture Trustee and the Shipowner hereby agree that, upon the Indenture Trustee's receipt of the notice and payments referred to in paragraph
(a)(i) and (ii) of this section, the Secretary's assumption shall, as of the date of the Secretary's execution of the notice, be effective and binding upon the Indenture Trustee and the Shipowner and their respective successors or assigns without further act or deed. Upon an assumption by the Secretary, the

Secretary shall succeed to and be substituted for and may exercise every right and power of the Shipowner under this Indenture and the Obligation with the same force and effect as if the Secretary has been named as the Shipowner herein and therein. The Secretary may exercise its rights under this section as often as it deems appropriate in its sole discretion.

                                   ARTICLE VII
                              THE INDENTURE TRUSTEE

         Section 7.01. Acceptance of Trusts. The Indenture Trustee hereby accepts the trusts of this Indenture.

         Section 7.02. Eligibility of Indenture Trustee. (a) The Indenture Trustee shall at all times be a bank with corporate trust powers or trust company which (1) is organized and doing business under the laws of the United States, any state or territory thereof; (2) has a combined capital and surplus (as set forth in its most recent published report of condition) of at least $25,000,000; and (3) shall not have become incapable of acting or have been adjudged a bankrupt or an insolvent nor have had a receiver appointed for itself or for any of its property, nor have had a public officer take charge or control of it or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

         (b) Should the Indenture Trustee at any time cease to be eligible, pursuant to this Section, to act as trustee, it shall promptly notify the Obligees, the Shipowner and the Secretary of such fact; and should the Shipowner obtain knowledge of such ineligibility, it shall promptly advise the Indenture Trustee, the Secretary, and the Obligees of all the relevant facts.

         Section 7.03. Rights and Duties of Indenture Trustee. (a) The Indenture Trustee shall not be responsible for the correctness of the Recitals in the Special Provisions hereof or in the Obligations (except the Indenture Trustee's authentication certificate thereon), all of which Recitals are statements made solely by the Shipowner.

         (b) The Indenture Trustee shall not be responsible for the validity, execution by other parties thereto, or sufficiency of this Indenture, the Authorization Agreement, the Obligations or the Guarantees.

         (c) The Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (d) Except during the continuance of any Indenture Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

         (e) No provision of this Indenture shall relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided that:

                  (1) Except during the continuance of an Indenture Default, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein; and

                  (2) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Act of Obligees relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee.

         (f) Subject to paragraph (i) of this Section, the Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the requirements hereof.

         (g) Subject to paragraph (c) of this Section, the Indenture Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture.

         (h) Subject to paragraph (c) of this Section, in all cases where this Indenture does not make express provision as to the evidence on which the Indenture Trustee may act or refrain from acting, the Indenture Trustee shall be protected in acting or refraining from acting hereunder in reliance upon an Officer's Certificate as to the existence or nonexistence of any fact.

         (i) Subject to paragraph (c) of this Section, the Indenture Trustee may consult with counsel satisfactory to the Indenture Trustee, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel.

         (j) Whenever it is provided that the Indenture Trustee shall take any action, including the giving of any notice or the making of any demand, or refrain from taking any action upon the happening or continuation of a specified event (including an Indenture Default) or upon the fulfillment of any condition or upon the Request of the Shipowner or of Obligees or upon receipt of any notice, including a Secretary's Notice, the Indenture Trustee shall, subject to paragraph (c) of this Section, have no liability for failure to take such action or for failure to refrain from taking such action until a Responsible Officer in the Corporate Trust Office, has actual knowledge of such event or continuation thereof or the fulfillment of such conditions or shall have received such Request.

         (k) Subject to paragraph (c) of this Section, the Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of any Obligees or the Secretary, unless such Obligees or the Secretary shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

         (l) The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Obligations with the same rights it would have if it were not Indenture Trustee.

         (m) Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not take any action contrary to the terms of the Authorization Agreement, and any such purported action or any attempt to take such action shall be void and of no effect.

         (n) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (o) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

         (p) Upon the execution and delivery of an instrument satisfying and discharging this Indenture as provided in Section 12.01 hereof, all duties and obligations of the Indenture Trustee hereunder (except with respect to the application of funds for the payment of Obligations then held by the Indenture Trustee) shall cease and shall not thereafter be revived, whether or not the Indenture shall thereafter be in full force and effect as provided in Section 6.08.

         (q) Notwithstanding any other provision of this Indenture or the Authorization Agreement, the Indenture Trustee shall have no duty to exercise any of its rights or powers hereunder with respect to a Payment Default by reason of a repayment referred to in Section 6.08 unless and until it shall have received notice of such default and information concerning (1) the date thereof;
(2) the Obligation to which such repayment relates; (3) the Person making such repayment; (4) the amounts of such repayment attributable to principal, premium and interest on such Obligation; and (5) the Interest Payment Date or other date on which the Obligee received the moneys to which the court order mentioned in
Section 6.08 relates.

         Section 7.04. Compensation, Expenses and Indemnification of Indenture Trustee. The Shipowner shall (1) pay reasonable compensation to the Indenture Trustee and reimburse it for its reasonable expenses and disbursements (including counsel fees and expenses); and (2) indemnify the Indenture Trustee for, and hold it harmless against, any loss, liability or expense which it may incur or suffer without negligence or bad faith in acting under this Indenture or the Authorization Agreement. The compensation of the Indenture Trustee shall not be limited to the compensation provided by law for a trustee acting under an express trust.

         Section 7.05. Resignation and Removal of Indenture Trustee. (a) The Indenture Trustee may resign at any time by giving written notice to the Shipowner. Within 10 days thereafter, the resigning Indenture Trustee shall give notice of such resignation to the Obligees in the manner provided in Section
13.01. If the resigning Indenture Trustee fails to do so within such 10-day period, within the next succeeding 10 days the Shipowner shall give such notice in the same manner.

         (b) The Indenture Trustee may at any time be removed by (1) written notice to the Indenture Trustee and the Shipowner by the Holders of a majority in principal amount of the Outstanding Obligations; or (2) written notice to the Indenture Trustee by the Shipowner or the Secretary that the Indenture Trustee has ceased to be eligible under Section 7.02(a).

         (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee approved by the Secretary.

         Section 7.06. Appointment of Successor Indenture Trustee. (a) If any notice of resignation or of removal shall have been given pursuant to Section 7.05, then a successor Indenture Trustee may be appointed by the Shipowner; provided that, if such successor Indenture Trustee is not so appointed (or has not accepted such appointment) within 15 calendar days after the giving of any such notice, such appointment may be made (1) by the Secretary; or (2) by a court of competent jurisdiction upon the application of the Secretary, the Shipowner, the retiring Indenture Trustee or any Person who then is, and has been, the Holder of an Outstanding Obligation for at least 6 months.

         (b) No successor Indenture Trustee shall be appointed without the prior written consent of the Secretary and until such successor Indenture Trustee shall enter into an amendment to the Authorization Agreement as provided therein.

         (c) If a successor Indenture Trustee is appointed, approved by the Secretary and accepts such appointment, the Shipowner shall give notice to the Obligees of such appointment in the manner provided in Section 13.01. The failure of the Shipowner to give such notice shall not affect the validity of any such appointment.

         Section 7.07. Effect of Appointment of Successor Indenture Trustee. Each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor in trust under this Indenture and the Authorization Agreement. Upon the written request of the successor Indenture Trustee or the Shipowner and upon payment by the

Shipowner of all amounts due to such predecessor under this Indenture, such predecessor shall promptly deliver to such successor Indenture Trustee all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee under this Indenture and shall transfer, assign and confirm to the successor Indenture Trustee all its rights under this Indenture in such manner as deemed by such successor Indenture Trustee or the Shipowner to be necessary or appropriate in connection therewith.

         Section 7.08. Merger, Consolidation or Sale of Indenture Trustee. In the event of any merger (including for the purposes of this Section, the conversion of a state bank into a national banking association or vice versa) or consolidation of the Indenture Trustee into any other Person or in the event of the sale of all or substantially all the Indenture Trustee's corporate trust business, the Person resulting from such merger or consolidation, or the transferee in the case of any such sale, shall forthwith notify the Shipowner and, subject to Section 7.02(a) and 7.06(b), shall be the Indenture Trustee under this Indenture and the Authorization Agreement without further act or deed.

                                  ARTICLE VIII
             CONSOLIDATION OR MERGER OF SHIPOWNER OR SALE OF VESSEL

         Section 8.01. Consolidation or Merger of Shipowner or Sale of Vessel.
(a) Nothing in this Indenture shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel by the Shipowner, the Secretary or a court of law to any other Person lawfully entitled to acquire and operate such Vessel or any sale by the Shipowner, the Secretary, or a court of law of all or substantially all of its assets to any other Person; provided that, except where the Shipowner shall be the Person surviving a merger or consolidation, either (1) the Person formed by or surviving such consolidation or merger, or the Person to which the sale of such Vessel shall be made, shall expressly assume, by Supplemental Indenture, the payment of the principal of and interest (and premium, if any) on the Proportionate Part of the Outstanding Obligations, as determined by the Secretary, relating to such Vessel and expressly assume the Shipowner's duties under the Indenture; or (2) to the extent that the Secretary determines that the Outstanding Obligations and the duties under the Indenture are not so assumed, the Shipowner shall redeem the principal amount of those unassumed Obligations in accordance with the terms of the Obligations and of the Indenture.

         (b) When a Person so assumes this Indenture and such Proportionate Part of the Outstanding Obligations, the Supplemental Indenture shall discharge and release the Shipowner from any and all obligations thereunder relating to such Proportionate Part of the Outstanding Obligations. In the event of such an assumption by a Person to whom a Vessel has been sold (1) such Person shall succeed to, and be substituted for, and may exercise every right and power of the original Shipowner with the same effect as if such successor Shipowner had been named as the Shipowner herein; and (2) such Proportionate Part of the Outstanding Obligations shall be surrendered to the Indenture Trustee for appropriate notation or for the issuance of new

Obligations in exchange for such Proportionate Part of the Outstanding Obligations in the name of the successor Shipowner, as required by the Secretary. The principal amount of the Proportionate Part of the Outstanding Obligations shall be determined by the Secretary.

                                   ARTICLE IX
                                ACTS OF OBLIGEES

         Section 9.01. Acts of Obligees. (a) Except as herein otherwise expressly provided, an Act of Obligees shall become effective when it is delivered to the Indenture Trustee and, where it is expressly required, to the Shipowner and the Secretary. Proof of execution of any instrument appointing an agent or attorney to execute an Act of Obligees made in the manner of subsection
(b) below shall be sufficient for any purpose of this Indenture.

         (b) The fact and date of the execution by any Person of any instrument referred to in paragraph (a) of this Section may be proved by the affidavit of a witness of such execution or by the certificate or acknowledgment of any notary public, stating that the individual signing such instrument acknowledged to him the execution thereof. The fact and date of the execution of any such instrument, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee (or, if such instrument is addressed to the Secretary, the Secretary) deems sufficient.

         (c) Any Act of Obligees taken by the Holder of any Obligation shall bind every future Holder of any of the Obligations in respect of anything done or suffered to be done by the Indenture Trustee, any Paying Agent or the Shipowner in reliance thereon, whether or not notation of such action is made upon such Obligation.

                                    ARTICLE X
                             SUPPLEMENTAL INDENTURES

         Section 10.01. Permissible Without Action by Obligees. The Shipowner, the Indenture Trustee, or, where applicable, the Secretary, may at any time, without the consent of or notice to any of the Obligees, subject to Sections
10.02 and 10.05, enter into an indenture or other instrument supplemental hereto and which thereafter shall form a part hereof, for any one or more of the following purposes:

                  (1) to add to the covenants of the Shipowner;

                  (2) to evidence, pursuant to Article VIII, the succession of another corporation or entity to the Shipowner or any assumption of all or part of the Obligations;

                  (3) to eliminate any right reserved to or conferred upon the Shipowner;



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                  (4) to make such provisions for the purpose of curing any
ambiguity or correcting or supplementing any provisions in this Indenture as the Shipowner or the Secretary may deem necessary or desirable, provided such provisions are not inconsistent with this Indenture and shall not adversely affect the interests of the Obligees;

                  (5) to provide for the issuance of additional Obligations of any series and Stated Maturity theretofore issued under this Indenture or to set forth the terms and provisions of any one or more additional series of Obligations in accordance with Section 2.02; or

                  (6) to evidence the assumption pursuant to Section 6.09 by the Secretary of the Shipowner's obligations under this Indenture and the Outstanding Obligations.

         Section 10.02. Protection of Indenture Trustee. Upon receipt of a Request of the Shipowner that the Indenture Trustee execute any Supplemental Indenture and upon receipt of any Act of Obligees required pursuant to Section
10.04 and the consent of the Secretary required pursuant to Section 10.05, the Indenture Trustee shall enter into such Supplemental Indenture; provided that, the Indenture Trustee shall not be obligated to enter into any Supplemental Indenture which the Indenture Trustee believes adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture.

         Section 10.03. Reference in Obligations to Supplemental Indentures. Obligations authenticated and delivered after the execution and delivery of any Supplemental Indenture may, with the consent and approval of the Shipowner and the Indenture Trustee, contain a text modified to conform to such Supplemental Indenture or have imprinted or stamped thereon a legend with respect to such Supplemental Indenture, but no such modification or legend shall be necessary to make such Supplemental Indenture effective.

         Section 10.04. Waivers and Supplemental Indentures with Consent of Obligees. With the consent of the Holders of not less than 60% in principal amount of the Outstanding Obligations of each series affected thereby, by Act of Obligees delivered to the Shipowner and the Indenture Trustee, (x) compliance by the Shipowner with any of the terms of the Indenture may be waived or (y) the Shipowner and the Indenture Trustee may enter into any Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Obligations issued under this Indenture; provided that, no such waiver or Supplemental Indenture shall:

         (a) Without the consent of all Obligees affected thereby (1) change the Stated Maturity or reduce the principal of any Obligation; (2) extend the time of payment of, or reduce the rate of, interest thereon; (3) change the due date of or reduce the amount of any mandatory sinking fund payment; (4) reduce any premium payable upon the redemption of any Obligation; or (5) change the coin or currency in which any Obligation or the interest thereon is payable; or


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         (b) Without the consent of all Obligees (l) terminate or modify any of the Guarantees or the obligations of the Secretary thereunder; (2) reduce the amount of any of the Guarantees; (3) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees or otherwise to comply with the provisions of Sections 6.02 and 6.04; (4) eliminate or reduce any of the eligibility requirements for the Indenture Trustee stated in Section 7.02; or (5) reduce the percentage in principal amount of the Outstanding Obligations of any series, the consent of whose Holders is required for any such Supplemental Indenture, or required for any waiver provided herein or to modify any of the provisions of this Section.

         It shall not be necessary for any Act of Obligees under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplemental Indenture pursuant to this Section, the Shipowner shall give notice thereof to the Obligees in the manner provided in
Section 13.01. Any failure of the Shipowner to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

         Section 10.05. Consent of Secretary. Subject to the provisions of
Section 11.01, no waiver pursuant to Section 10.04 shall be effective, and neither the Shipowner nor the Indenture Trustee shall enter into any Supplemental Indenture, without the prior written consent of the Secretary, and any purported action or attempt to take such action forbidden to be taken by this Section shall be null and void ab initio and of no legal effect.

         Section 10.06. Continued Validity of the Guarantees. Notwithstanding anything herein to the contrary, this Indenture, the Guarantees and the Authorization Agreement shall each remain in full force and effect notwithstanding the assumption by the Secretary of the Obligations pursuant to
Section 6.09, and pursuant to Section 1103(e) of the Act, the validity of the Guarantee of any Obligation shall be unaffected.

                                   ARTICLE XI
                     PERFORMANCE OF OBLIGATIONS TO SECRETARY

         Section 11.01. Performance of Obligations to Secretary. Notwithstanding any provisions of this Indenture to the contrary, upon termination of the Guarantees pursuant to Section 6.04(a), each of the provisions of the Indenture which refers to the rights and duties of the Secretary shall not be effective and the Sections containing such provisions shall be read as though there were no such rights or duties.

                                   ARTICLE XII
                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 12.01. Satisfaction and Discharge of Indenture. Whenever all Outstanding Obligations authenticated and delivered hereunder shall have been Retired or Paid the Indenture


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

Trustee shall forthwith deliver to the Shipowner and the Secretary a duly executed instrument, in form submitted to it by the Shipowner and reasonably satisfactory to the Secretary, satisfying and discharging this Indenture and, at the time such form of instrument is submitted to the Indenture Trustee the Shipowner shall deliver to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the Obligations of the Shipowner to the Indenture Trustee under Section 7.04 shall survive.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.01. Notices and Demands. Any communication to, the Indenture Trustee, the Shipowner or the Secretary shall be deemed to have been sufficiently given or made by being mailed, registered or certified mail, postage prepaid, addressed to the Indenture Trustee, the Shipowner or the Secretary at their respective addresses appearing in the Special Provisions of this Indenture or at such other address as any of them may advise the others in writing from time to time. Any communication to, the Obligees shall be deemed to have been sufficiently given or made by being mailed, in the same manner, to the address of each Obligee last appearing on the Obligation Register.

         Section 13.02. Waivers of Notice. In any case where notice by mail or otherwise is provided herein, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event. Waivers of notice shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken thereon in reliance upon any such waiver.

         Section 13.03. Benefit of Indenture. This Indenture is for the sole benefit of the Shipowner, the Indenture Trustee, the Holders and (until the obligations to the Secretary shall have terminated as provided in Article XI) the Secretary.

         Section 13.04. Execution of Counterparts. This Indenture may be executed in any number of counterparts. All such counterparts shall be deemed to be original and shall together constitute but one and the same instrument.

         Section 13.05. Table of Contents; Titles and Headings. Any table of contents, the titles of the Articles and the headings of the Sections are not a part of this Indenture and shall not be deemed to affect the meaning or construction of any of its provisions.

         Section 13.06. Immunity of Incorporators, Stockholders, Limited Partners, Members, Officers and Directors. No recourse shall be had for any payment regarding any Obligation, or upon any provision of this Indenture, against any past, present or future incorporator, stockholder, limited partner, member, officer or director of the Shipowner or of any successor


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company, either directly or indirectly. It is expressly agreed that this
Indenture and the Obligations are solely the obligations of the Shipowner.























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